Exhibit (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 134 to the registration statement of Scudder Investment Trust on Form N-1A ("Registration Statement") of our reports dated November 11, 2002, November 12, 2002, and September 10, 2002, relating to the financial statements and financial highlights which appear in the August 31, 2002 Annual Reports to Shareholders of Scudder Capital Growth Fund and Scudder Small Company Stock Fund, and the July 31, 2002 Annual Report to Shareholders of Scudder Large Company Growth Fund which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.




/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 27, 2002